EXHIBIT 10.51b

                               Motient Corporation
                              MR Acquisition Corp.
                              10802 Parkridge Blvd.
                           Reston, Virginia 20191-5416




                                               October 1, 2001





Rare Medium Group, Inc.
565 Fifth Avenue
29th Floor
New York, NY 10017
Attention:  General Counsel

                RE: Merger Agreement and Note Purchase Agreement

Ladies and Gentlemen:

     Reference is hereby made to the Agreement and Plan of Merger by and among Motient Corporation ("Acquiror"), MR Acquisition Corp. ("Merger Sub") and Rare Medium Group, Inc. (the "Company," which, along with Acquiror and Merger Sub, is sometimes hereinafter referred to collectively as the "Parties"), dated as of May 14, 2001 (as amended through the date hereof, the "Merger Agreement"). Reference is also hereby made to the Note Purchase Agreement by and between Acquiror and the Company, dated as of April 2, 2001 (the "Note Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

     The Parties hereby acknowledge and agree that the Merger Agreement is terminated pursuant to Section 8.01(a) thereof effective as of the Company's acceptance of this agreement by signing this agreement in the space provided below and that, as a result of such termination, none of the Parties (nor any of their respective directors, officers, employees or advisors in their capacity as such) shall have any further obligations or liabilities owing to the others in connection with or arising out of the Merger Agreement or its termination except as specifically set forth in the first sentence of Section 8.02 of the Merger Agreement. Nothing in this paragraph shall have any effect on the rights or obligations of any party in respect of the Note Purchase Agreement or any other document executed or delivered in connection therewith.

     In addition, the Company and Acquiror hereby agree that effective upon the Company's acceptance of this agreement by signing this agreement in the space provided below, the Maturity Date (as defined in the Note Purchase Agreement) of the Tranche A Note and the Tranche B Note (as such terms are defined in the Note Purchase Agreement) is hereby extended to October 8, 2001, provided that if, on or prior to the Maturity Date, Acquiror shall repay the outstanding amounts under the Tranche A Note and the Tranche B Note utilizing XM Shares (as defined in the Note Purchase Agreement), 3,000,000 XM Shares shall first be applied to repay amounts outstanding under the Tranche A Note and 2,000,000 XM Shares shall first be applied to repay amounts outstanding under the Tranche B Note. In consideration of the extension, Acquiror hereby agrees, from the date hereof through and including October 8, 2001, (i) not to, and shall cause its subsidiaries (other than Mobile Satellite Ventures, LLC ("MSV")), officers, directors, employees, investment bankers, attorneys, accountants and other agents and affiliates (other than MSV) not to, directly or indirectly, initiate, solicit, encourage, negotiate, have discussions regarding, or otherwise facilitate the submission by a third party of, or negotiate or enter into any agreement with a third party with respect to: (a) any proposal to acquire, directly or indirectly, any equity interest or other securities (whether debt or equity securities) of MSV (or any successor entity thereto) or any of its subsidiaries (or any successor entity thereto) or any or all of the assets of Motient Services Inc. (or any successor entity thereto) or any of its subsidiaries (or any successor entity thereto) (each, a "MSV Transaction") or
(b) any proposal to transfer or otherwise dispose of or pledge or otherwise encumber any equity interest or other securities (whether debt or equity securities) of MSV (or any successor entity thereto) or any of its subsidiaries (or any successor entity thereto) held by Acquiror, directly or indirectly, and
(ii) in the event that the Company or one of its subsidiaries indicates a willingness to execute and deliver on or prior to October 8, 2001 an agreement on terms substantially consistent with the draft memorandum of understanding relating to a possible investment by the Company or one of its subsidiaries in MSV (or any successor entity thereto) previously reviewed by the parties (as such terms have been modified in discussions by the parties), Acquiror agrees to support such a transaction, including, without limitation, by signing any documentation signed by the Company and using reasonable best efforts to obtain the signature of any other required parties. The Acquiror's obligations under the Note Purchase Agreement shall otherwise remain in effect as provided therein.

     For the avoidance of doubt, the parties hereto acknowledge that the immediately preceding paragraph does not apply to any member of MSV other than Acquiror and does not apply to MSV or the subsidiaries, officers, directors, employees, investment bankers, attorneys, accountants and other agents and affiliates of MSV in their capacity as such (all such persons and entities are hereinafter sometimes referred to collectively as the "Excluded Persons"). No failure by any Excluded Person to comply with the terms of the immediately preceding paragraph shall be a default by Acquiror under this agreement. The Parties further acknowledge that the immediately preceding paragraph does not prohibit or limit Acquiror or the subsidiaries, officers, directors, employees, investment bankers, attorneys, accountants and other agents and affiliates of Acquiror from complying with their obligations under the January 2001 Investment Agreement dated as of January 8, 2001 as in effect on the date hereof among Acquiror, MSV and the other parties thereto (the "January Investment Agreement") or the Ancillary Agreements (as defined in the January Investment Agreement) , as all such agreements are in effect on the date hereof.

     This agreement may be executed and delivered in two or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to any principles of conflicts of law.

Please acknowledge your understanding of and agreement with the foregoing by signing this agreement in the space provided below.

                                             Sincerely,

                                             MOTIENT CORPORATION


                                             By:/s/Walter V. Purnell, Jr.
                                                -------------------------
                                             Name:  Walter V. Purnell, Jr.
                                             Title: President and
                                                      Chief Executive Officer

                                             MR ACQUISITION CORP.


                                             By:/s/Walter V. Purnell, Jr.
                                                -------------------------
                                             Name:  Walter V. Purnell, Jr.
                                             Title: President


AGREED TO AND ACCEPTED
This 1st day of October, 2001

RARE MEDIUM GROUP, INC.


By:/s/Glenn Meyers
   ---------------
Name:  Glenn Meyers
Title:  Chairman and
         Chief Executive Officer